Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-188641 on Form S-8 of Allegheny Technologies Incorporated, of our report dated June 11, 2015, with respect to the financial statements as of December 31, 2014 and 2013 and schedule as of December 31, 2014 of the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.
/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 11, 2015